Exhibit 99.1

     Semtech Receives Additional Nasdaq Deficiency as Anticipated

    CAMARILLO, Calif.--(BUSINESS WIRE)--Sept. 15, 2006--Semtech Corporation (Nasdaq:SMTC) today announced that on September 13, 2006 it received, as expected, an Additional Staff Determination from the Nasdaq Stock Market ("Nasdaq") indicating that the Company's previously announced delay in filing its Form 10-Q for the quarter ended July 30, 2006 (the "Second Quarter Form 10-Q") constitutes an additional deficiency that subjects the Company's securities to delisting from The Nasdaq Global Market. Specifically, the failure to timely file the Second Quarter Form 10-Q is a deficiency in complying with the continued listing standard in Nasdaq Marketplace Rule 4310(c)(14).
    The Company previously received a similar Staff Determination from Nasdaq regarding failure to timely file its Form 10-Q for the fiscal quarter ended April 30, 2006 ("First Quarter Form 10-Q"). The Company requested a hearing before a Nasdaq Listing Qualifications Panel ("Panel") to review the initial Staff Determination and on August 29, 2006 the Panel granted the Company's request for additional time to regain compliance, setting November 10, 2006 as the date by which the Company must file the First Quarter Form 10-Q and all required restatements. For information on the Company's pending restatement of its historical financial statements, related to stock-based compensation, see the Form 8-K filed by the Company on July 20, 2006.
    The Additional Staff Determination states that the Panel will consider the additional deficiency in rendering a determination regarding the Company's continued listing and invites the Company to present its views with respect to this matter no later than September 20, 2006. The Company continues to cooperate with Nasdaq and will timely submit its comments to the Panel.
    The delayed filing of the Second Quarter Form 10-Q had been previously contemplated by the Company and was therefore incorporated into the plan of compliance presented by the Company to the Panel at the hearing in August 2006. The Company expects to file the Second Quarter Form 10-Q by the November 10, 2006 deadline established by Nasdaq with respect to its restated historical financial statements and the First Quarter Form 10-Q.
    Although the Company expects to file all required reports with the SEC by November 10, 2006, and thereby regain compliance with Nasdaq's continued listing requirements, it can provide no assurances that it will be able to do so.

    About Semtech

    Semtech Corporation is a leading supplier of analog and mixed-signal semiconductors used in a wide range of computer, industrial and communication applications.

    Forward-Looking and Cautionary Statements

    This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements other than historical information or statements of current condition and relate to matters such as our plans, objectives and expectations. Some forward-looking statements may be identified by use of terms such as "expects," "anticipates," "intends," "estimates," "believes", "projects", "should", "will", "plans" and similar words. Forward-looking statements should not be regarded as representations by the Company that its objectives or plans will be achieved. The Company assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
    Forward-looking statements should be considered in conjunction with the cautionary statements contained in the "Risk Factors" section and elsewhere in the Company's Annual Report on Form 10-K for the fiscal year ended January 29, 2006, in the Company's other filings with the SEC, and in material incorporated therein by reference. In addition, there are a number of risks associated with matters relating to the Company's historical stock option practices and the previously announced internal investigation, SEC inquiry, and related matters. The Company cannot predict when either the internal investigation or restatement will be completed and there may be negative tax or other implications for the Company resulting from the accounting adjustments. The Company cannot predict the outcome of the SEC inquiry, the internal investigation, or any other lawsuit or other proceeding related to the Company's stock option practices. There can be no assurance that the Company will maintain its Nasdaq listing. The Company could also be subjected to other lawsuits and could become the subject of other regulatory investigations in addition to those now underway. Dealing with matters related to historical stock option practices could divert management's attention from operations and expenses arising from management's review, the Special Committee's investigation, the restatement, related litigation and other associated activities are expected to continue to be significant. Current and former employees, officers and directors have sought, and will likely continue to seek, indemnification or advancement or reimbursement of expenses from the Company, including attorneys' fees, with respect to current or future proceedings related to stock option practices. These events could adversely affect the Company's business and the price of its common stock.

    CONTACT: Semtech Corporation
             John Baumann, 805-480-2010 (Investor Relations)